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                                                                   EXHIBIT 16(a)


                Schedule for Computation of Performance Quotation
                          Thompson Plumb Balanced Fund
                        One Year Ended November 30, 1997



1. Initial (November 30, 1996) Offering Price =  $16.54

2. Number of hypothetical shares purchased =
                $1,000 divided by $16.54 =  60.459 shares

3. Amount of dividends and distributions =

12/24/96 - $0.22810 per share  x  60.459   = $13.79 / $14.81 =  0.931 shares
12/24/96 - $0.43998 per share  x  60.459   = $26.60 / $14.81 =  1.796 shares
12/24/96 - $0.89622 per share  x  60.459   = $54.18 / $14.81 =  3.658 shares

                                                      Total =  6.385  shares

4. Fees charged to shareholder accounts = 0

5. Ending (November 30, 1997) Net Asset Value =  $18.16

6. Ending Redeemable value of hypothetical investment =

     60.459 + 6.385 = 66.844  x $18.16 = $1,213.89

7. Total Return =  ($1,213.89  - $1,000) divided by $1,000 = 21.39 %


8. Annualized Compounded Return = 21.39 %
                 Number of years = 1

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                Schedule for Computation of Performance Quotation
                          Thompson Plumb Balanced Fund
                       Five Years Ended November 30, 1997




1. Initial (November 30, 1992) Offering Price =  $14.57

2. Number of hypothetical shares purchased =
                $1,000 divided by $14.57 =  68.634 shares

3. Amount of dividends and distributions =

12/23/92 - $0.27531 per share  x 68.634 = $18.90 / $13.89 =  1.361 shares
12/23/92 - $0.54876 per share  x 68.634 = $37.66 / $13.89 =  2.711 shares
12/28/93 - $0.26731 per share  x 72.706 = $19.44 / $13.61 =  1.428 shares
12/28/93 - $0.07657 per share  x 72.706 = $5.57 /  $13.61 =  0.409 shares
12/28/93 - $0.58472 per share  x 72.706 = $42.51 / $13.61 =  3.123 shares
12/28/94 - $0.28105 per share  x 77.666 = $21.83 / $11.98 =  1.822 shares
12/28/94 - $0.26239 per share  x 77.666 = $20.38 / $11.98 =  1.701 shares
12/28/94 - $1.28165 per share  x 77.666 = $99.54 / $11.98 =  8.309 shares
12/26/95 - $0.22976 per share  x 89.498 = $20.56 / $13.19 =  1.559 shares
12/26/95 - $0.43720 per share  x 89.498 = $39.13 / $13.19 =  2.967 shares
12/26/95 - $0.41906 per share  x 89.498 = $37.51 / $13.19 =  2.844 shares
12/24/96 - $0.22810 per share  x 96.868 = $22.10 / $14.81 =  1.492 shares
12/24/96 - $0.43998 per share  x 96.868 = $42.62 / $14.81 =  2.878 shares
12/24/96 - $0.89622 per share  x 96.868 = $86.82 / $14.81 =  5.862 shares

                                                     Total = 38.466 shares

4. Fees charged to shareholder accounts = 0

5. Ending (November 30, 1997) Net Asset Value =  $18.16

6. Ending Redeemable value of hypothetical investment =

     68.634 + 38.466 = 107.100 x $18.16 = $1,944.94

7. Total Return =  ($1,944.94 - $1,000) divided by $1,000 =  94.49%


8.   Annualized Compounded Return = 14.23%
                       Number of years = 5


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                Schedule for Computation of Performance Quotation
                          Thompson Plumb Balanced Fund
                        Ten Years Ended November 30, 1997




1. Initial (November 30, 1987) Offering Price =  $ 8.45

2. Number of hypothetical shares purchased =
                $1,000 divided by $ 8.45 =  118.343 shares

3. Amount of dividends and distributions =

12/22/87 - $0.09302 per share  x 118.343 = $11.01 / $ 9.02 = 1.221 shares
12/22/88 - $0.20688 per share  x 119.564 = $24.74 / $ 9.90 = 2.499 shares
12/26/89 - $0.31496 per share  x 122.063 = $38.44 / $11.50 = 3.343 shares
12/27/90 - $0.28954 per share  x 125.406 = $36.31 / $11.65 = 3.117 shares
12/27/91 - $0.10075 per share  x 128.523 = $12.95 / $14.18 = 0.913 shares
12/27/91 - $0.28166 per share  x 128.523 = $36.20 / $14.18 = 2.553 shares
07/01/92 - $0.00869 per share  x 131.989 = $ 1.15 / $13.64 = 0.084 shares
12/23/92 - $0.27531 per share  x 132.073 = $36.36 / $13.89 = 2.618 shares
12/23/92 - $0.54876 per share  x 132.073 = $72.48 / $13.89 = 5.218 shares
12/28/93 - $0.26731 per share  x 139.909 = $37.40 / $13.61 = 2.748 shares
12/28/93 - $0.07657 per share  x 139.909 = $10.71 / $13.61 = 0.787 shares
12/28/93 - $0.58472 per share  x 139.909 = $81.81 / $13.61 = 6.011 shares
12/28/94 - $0.28105 per share  x 149.455 = $42.00 / $11.98 = 3.506 shares
12/28/94 - $0.26239 per share  x 149.455 = $39.22 / $11.98 = 3.274 shares
12/28/94 - $1.28165 per share  x 149.455 = $191.55 / $11.98 = 15.989 shares
12/26/95 - $0.22976 per share  x 172.224 = $39.57 / $13.19 = 3.000 shares
12/26/95 - $0.43720 per share  x 172.224 = $75.30 / $13.19 = 5.709 shares
12/26/95 - $0.41906 per share  x 172.224 = $72.17 / $13.19 = 5.472 shares
12/24/96 - $0.22810 per share  x 186.405 = $42.52 / $14.81 = 2.871 shares
12/24/96 - $0.43998 per share  x 186.405 = $82.01 / $14.81 =   5.537 shares
12/24/96 - $0.89622 per share  x 186.405 = $167.06 / $14.81 = 11.280 shares

                                                           Total = 87.750 shares

4. Fees charged to shareholder accounts = 0

5. Ending (November 30, 1997) Net Asset Value =  $18.16

6. Ending Redeemable value of hypothetical investment =

      118.343 + 87.750 = 206.093 x $18.16 = $3,742.65

7. Total Return =  ($3,742.65 - $1,000) divided by $1,000 =  274.27%


8. Annualized Compounded Return = 14.10%
                Number of years = 10